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                                                                    Exhibit 10.1

                        ALABAMA NATIONAL BANCORPORATION
                     PLAN FOR THE DEFERRAL OF COMPENSATION
                                BY KEY EMPLOYEES




     1.   Eligibility and Purpose
          -----------------------

     Key Employees of Alabama National BanCorporation and its affiliates (the "Company") who participate in either or both of the Annual Incentive Plan (or other Eligible Bonus Plan) of the Company or the Performance Share Plan of the Company shall be eligible to participate in the Alabama National BanCorporation Plan for the Deferral of Compensation by Key Employees (the "Plan"). Any Key Employee who elects to participate in the Plan shall thereby defer the receipt of all or any portion of such bonuses payable by the Company to such Key Employee (the "Deferrable Compensation").

     2.   Key Employee
          ------------

     All key management and certain highly compensated employees who have been identified as influential by the Company and selected to participate in the Plan by the Board of Directors of the Company, the Chief Executive Officer or the President of the Company ("Key Employee(s)") are eligible to become and remain participants in the Plan.

     3.   Deferral of Compensation
          ------------------------

     A Key Employee may elect to defer all or any portion of the Deferrable Compensation by executing a form prescribed by the Company and delivering such election form to the Company in any calendar year preceding the calendar year in which a particular award or bonus can be earned pursuant to the Annual Incentive Plan (or other Eligible Bonus Plan) or the Performance Share Plan. The amount of Deferrable Compensation deferred shall be paid or distributed to the Key Employee in accordance with the provisions of Section 6 or Section 7 below.

     4.   Deferred Compensation Account
          -----------------------------

     The Company shall establish a deferred compensation account (the "Account") for each Key Employee. As of the date payments of Deferrable Compensation otherwise would be made to a Key Employee, the Company shall credit to such Key Employee's Account, in cash or stock equivalents, or a combination thereof, as hereinafter provided, that amount of the Deferrable Compensation which the Key Employee has elected to defer.

     5.   Cash or Stock Election
          ----------------------

     (a) As of the date payments of Deferrable Compensation otherwise would be made to the Key Employee, the amount due the Key Employee shall be credited to such Key Employee's Account either as a cash allotment or as a stock allotment, or a portion to each, as the Key Employee shall elect, except that any Performance Share Plan bonuses will be credited as a stock allotment.

     (b) If a cash allotment is elected in whole or in part, the Key Employee's Account shall be credited with the dollar amount of the allotment. Interest (at the rate described below) on the Average Daily Balance (computed as described below) shall be credited to the Account as of the last day of each calendar month before and after the termination of the Key Employee's service and after the Key Employee's death or disability until the total balance in

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the Account has been paid out in accordance with the provisions of Section 6 or
Section 7 hereof. The interest rate for each calendar month shall be the 30-Day London Interbank Offered Rate (LIBOR) plus 75 basis points for the last business day of the immediately preceding calendar month as published in The Wall Street Journal. The "Average Daily Balance" shall be the quotient obtained by dividing the sum of the closing balance in the Account at the end of each calendar day in a calendar month by the number of days in such calendar month.

     (c) (i) If a stock allotment is elected in whole or in part by a Key Employee, such Key Employee's Account shall be credited with a stock equivalent that shall be equal to the number of full and fractional shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), that could be purchased with the dollar amount of the allotment using the Average Closing Price (as defined below) of the Common Stock for the twenty (20) trading days ending on the day preceding the date the Account is so credited. The "Average Closing Price" of the Common Stock means the average of the daily closing prices for a share of the Common Stock for the applicable twenty (20) trading days on the Composite Tape for the New York Stock Exchange D Listed Stocks, or, if the Common Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which the Common Stock is listed, or, if the Common Stock is not listed on any such Exchange, the average of the daily closing bid quotations with respect to a share of the Common Stock for such twenty
     (20) trading days on the National Association of Securities Dealers, Inc. Automated Quotations Systems or any system then in use, or, if no such quotations are available, the fair market value of a share of the Common Stock as determined by a majority of the Board of Directors; provided, however, that if a Change in Control (as defined below) shall have occurred, then such determination shall be made by a majority of the Continuing Directors (as defined below).

          (ii) Such Key Employee's Account shall also be credited as of the payment date for each dividend on the Common Stock with additional stock equivalents computed as follows: The dividend paid, either in cash or property (other than Common Stock), upon a share of Common Stock to a shareholder of record shall be multiplied by the number of stock equivalents in the Account and the product thereof shall be divided by the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the dividend payment date. In the case of dividends payable in property, the amount paid shall be based on the fair market value of the property at the time of distribution of the dividend, as determined by a majority of the Board of Directors; provided, however, that if a Change in Control shall have occurred, then such determination shall be made by a majority of the Continuing Directors.

          (iii) In the event of any change in the Common Stock, upon which the stock equivalency hereunder is based, by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or any other change in corporate structure, the number of shares credited to the Account shall be adjusted in such manner as a majority of the Board of Directors shall determine to be fair under the circumstances; provided, however, that if a Change in Control shall have occurred, then such determination shall be made by a majority of the Continuing Directors.

     6.  Distribution
         ------------

     (a) Except as otherwise provided in the Plan, at each Key Employee's election, the balance in such Key Employee's Account shall be paid out to the Key Employee commencing on the date which the Key Employee has specified on the election form.

     Except as otherwise provided in the Plan, the balance in the Account shall be paid either in a lump sum or, at the Key Employee's election, in monthly, quarterly, semiannual or annual installments, but such installments shall be payable over a period of years not to exceed ten (10) years (the "Payout Period"). In order to be effective, an election to change the method and/or timing of distribution with respect to the Account must be on a form prescribed by the Company and received by the Company at least six (6) months prior to the Key Employee's retirement from the

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Company and in any calendar year preceding the calendar year in which a particular award or bonus (i) can be earned pursuant to the Annual Incentive Plan (or other Eligible Bonus Plan) or the Performance Share Plan, or (ii would have been earned absent such election. The amount of each installment shall be determined as of the first day of the period in which payment is to be made by dividing the then balance in the Account by the then remaining number of payment dates in the Payout Period. The lump sum or first periodic installment shall be paid by the Company as promptly as is convenient, but not more than sixty (60) days following the date specified by the Key Employee.

     (b) In the event a Key Employee ceases to be a Key Employee of the Company, other than after a Change in Control as defined in Section 7(a) below, prior to the distribution of the entire balance in such Key Employee's Account, the balance in the Account shall be payable in a lump sum by the Company as promptly as is convenient following the employee's cessation of Key Employee status.

     (c) In the event of the death of a Key Employee prior to distribution of the entire balance in such Key Employee's Account, the balance in the Account shall be payable in a lump sum by the Company as promptly as is convenient following the Key Employee's death to:

         (i) the surviving beneficiary (or surviving beneficiaries in such proportions as) the Key Employee may have designated by notice in writing to the Company unrevoked by a later notice in writing to the Company or, in the absence of an unrevoked notice;

         (ii) the beneficiary (or beneficiaries in such proportions as) the Key Employee may have designated by will; or

         (iii) if no beneficiary is designated, the legal representative of the Key Employee's estate.

     In the event a Key Employee becomes disabled or suffers a hardship, the payment commencement date and/or payment schedule with respect to a balance in such Key Employee's Account may be accelerated by the Compensation and Management Succession Committee of Alabama National BanCorporation (or its designee), in its sole discretion.

     (d) The provisions of the Plan shall apply to and be binding upon the beneficiaries, distributees and personal representatives and any other successors-in-interest of the Key Employee.

     (e) Distribution of the cash in the Account shall be made in cash. Distribution of stock equivalents in the Account shall be made in whole shares of the Company's Common Stock; fractional shares shall be paid in cash in an amount equal to the number of fractional shares multiplied by the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date of distribution.

     (f) The Company shall deduct from all distributions hereunder any taxes required to be withheld by the federal or any state or local government.

     7.  Acceleration of Distribution
         ----------------------------

     (a) A "Change in Control" shall be deemed to have occurred upon the happening of any of the following events:

         (i) The acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or (14)(d)(2) of the Exchange Act (excluding for purposes hereof any employee benefit plan of the Company or any of its subsidiaries which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities, either in one transaction or in a series of transactions; provided, however,

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     that, if prior to such an acquisition, a majority of the Continuing
     Directors determines that such acquisition shall not, for the purposes of the Plan, be deemed a Change in Control, such acquisition shall not constitute a Change in Control hereunder;

         (ii) Individuals who as of the Effective Date (as defined below) constitute the Board of Directors (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a Director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Continuing Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of directors of the Company, as such terms are used in Rule 13a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a Continuing Director; or

         (iii) Approval by the Board of Directors of (A) a merger, consolidation or reorganization of the Company in which, as a consequence of the transaction, either the Continuing Directors do not constitute a majority of the directors or the continuing or surviving corporation or any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, controls 20% or more of the combined voting power of the continuing or surviving corporation; (B) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company; or (C) any plan or proposal for the liquidation or dissolution of the Company; provided however, that if at the time of such approval, a majority of the Continuing Directors determines that such merger, consolidation, reorganization sale, lease, other transfer, liquidation or dissolution shall not, for purposes of the Plan, be deemed a Change in Control, such transaction shall not constitute a Change in Control hereunder, and, provided further, that if a majority of the Continuing Directors so determines, a Change in Control shall not be deemed to occur until the consummation of any such transaction.

     (b) Notwithstanding any other provision of the Plan, if a Change of Control occurs and at any time after the occurrence of such Change in Control either of the following events occurs:

         (i)   the Key Employee ceases to be a Key Employee of the Company;

         (ii)  the Plan is terminated; or

         (iii) the Company's capital structure is changed materially;

then the Key Employee shall complete a new election form which shall supersede any prior elections made by such Key Employee. Upon a Change in Control, the Key Employee may reallocate the Key Employee's Account (including Performance Share Plan bonuses credited as a stock allotment) between cash and stock allotments.

     (c) Distribution shall be in accordance with Sections 6(b), 6(c), 6(d) and 6(e) above, except that distribution of stock equivalents in the Account shall be made in cash in an amount equal to the number of stock equivalents to be distributed multiplied by the greater of (i) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date on which the right to such distribution arose; (ii the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date of the Change in Control; or (ii the highest price per share of Common Stock in the transaction or series of transactions constituting the Change in Control.

     (d) Reallocation of deferred amounts in the Key Employee's Account in accordance with Section 7(b) between the stock allotment and cash allotment shall be valued at the greater of (i) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date on which the right to such

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reallocation arose; (ii the Average Closing Price of the Common Stock for the
twenty (20) trading days ending on the day preceding the date of the Change in Control; or (ii the highest price per share of Common Stock in the transaction or series of transactions constituting the Change in Control.

     (e) Any payments shall be made by the Company as promptly as practicable, but not more than thirty (30) days following the date on which the right to such payment arose. The Company shall promptly reimburse the Key Employee for all legal fees and expenses reasonably incurred in successfully seeking to obtain or enforce any right or benefit provided under this Section 7.

     (f) This Section 7 may not be amended or modified after the occurrence of a Change in Control.

     8.   Effective Date
          --------------

     The effective date of this Plan is April 16, 1998.

     9.   Miscellaneous
          -------------

     (a) The election to defer Deferrable Compensation, including but not limited to the allocation of the amount deferred between the cash allotment or the stock allotment portion of the Account, or a combination thereof, and the time and manner of distribution, shall be irrevocable as to amounts payable following the time when the election is made and shall remain irrevocable until a new election form reflecting a change or revocation with respect to amounts payable in a subsequent time period is delivered to the Company not later than December 31 of the calendar year preceding the calendar year of the payment date of the subsequent Deferrable Compensation to which such change or revocation is applicable.

     (b) Neither the Key Employee nor any other personnel shall have any interest in any fund or in any specific asset of the Company by reason of amounts credited to the Account of a Key Employee hereunder, nor the right to exercise any of the rights or privileges of a shareholder with respect to any stock equivalents credited to the Account, nor the right to receive any distribution under the Plan except as and to the extent expressly provided for in the Plan. Distributions hereunder shall be made from the general funds of the Company and the rights of the Key Employee shall be those of an unsecured general creditor of the Company.

     (c) The interest of the Key Employee under the Plan shall not be assignable by the Key Employee or the Key Employee's beneficiary or legal representative, either by voluntary assignment or by operation of law, and any assignment of such interest, whether voluntary or by operation of law, shall be ineffective to transfer the Key Employee's interest; provided, however, that (i) the Key Employee may designate a beneficiary to receive any benefit payable under the Plan upon death, and (ii the legal representative of the Key Employee's estate may assign the Key Employee's interest under the Plan to the persons entitled to any benefit payable under the Plan upon the Key Employee's death.

     (d) Except as provided Section 7 above, the Company may amend, modify, terminate or discontinue the Plan at any time; provided, however, that no such action shall reduce the amounts credited to the Account of a Key Employee immediately prior to such action, nor change the time, method or manner of distribution of such amount, including without limitation distribution in accordance with Section 7 above.

     (e) Nothing contained herein shall impose any obligation on the Company to continue the tenure of the Key Employee beyond the term for which such Key Employee may have been elected or appointed or shall prevent the removal of such Key Employee.

     (f) This Plan shall be interpreted by and all questions arising in connection therewith shall be determined by the Compensation and Management Succession Committee of Alabama National BanCorporation (or its designee)

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whose interpretation or determination, when made in good faith, shall be conclusive and binding, unless a Change in Control shall have occurred, in which case such interpretation or determination shall be made by a majority of the Continuing Directors.

     (g) If any amounts deferred pursuant to the Plan are found in a "determination" (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended) to have been includable in gross income by a Key Employee prior to payment of such amounts from the Key Employee's Account, such amounts shall be immediately paid to such Key Employee, notwithstanding the Key Employee's elections pursuant to Section 3.

     (h) The Deferrable Compensation is still subject to Federal Insurance Contributions Taxes at the rate required by Section 3101 of the Internal Revenue Code, as amended. The Company will withhold such taxes from other compensation which is not deferred.

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